CHAPTER 27 CODE OF ETHICS

Adopted January 7, 2016

LEGAL  REQUIREMENT

This Code of Ethics has been adopted by the Board of the Trust in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the " 1940 Act"). Rule 17j-1 under the 1940 Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if affected by certain associated persons of such companies. The purpose of this Code of Ethics is to provide regulations for the Fund consistent with the 1940 Act and Rule 17j-1. Specifically, Rule 17j-l makes it unlawful for any officer or director of the Fund (as well as other persons), in connection with the purchase or sale by such person of a Security Held or to be Acquired by the Fund:(1)

     1.   To employ any device, scheme, or artifice to defraud the Fund;

     2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

DEFINITIONS

     "ACCESS PERSON" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of the Trust and any employee who has access to nonpublic information regarding any client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any reportable fund (as defined in Rule 204A-1 of the Investment Advisers Act of 1940), including the Trust or any affiliated mutual fund, or who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. For the purposes of this code, an Access Person does not include persons employed by a subsidiary of Foreside Financial Group, LLC (including, but not limited to, Foreside Fund Officer Services, LLC and Foreside Fund Services, LLC), Community Development Fund Advisors, LLC, the Trust's investment adviser (the "Adviser") and Logan Circle Partners, L.P., the Trust's investment sub-adviser (the "Sub-Adviser"), who are subject to securities transaction reporting requirements of their employer's Code of Ethics if that Code of Ethics complies with Rule 17j-1 under the Act and has been approved by the Board of Trustees of the Trust.


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1    A security is "held or to be acquired" if within the most recent 15 days it has (i) been held by the Fund, or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund.


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     "ADVISORY PERSON" means (1) any service provider of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

     "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "CONTROL" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     A "SECURITY HELD OR TO BE ACQUIRED" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

     An "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     "INVESTMENT PERSONNEL" means: (1) any service provider of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and
(2) any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     A "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     "PURCHASE OR SALE" for purposes of this Code and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

     "REPORTABLE SECURITY" means a Security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end investment companies (including money market funds) except shares of the Trust or any other affiliated mutual fund, or such other securities as may be excepted under the provisions of the Rules.



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PROCEDURES

     ACKNOWLEDGMENT OF RECEIPT. Each person receiving a copy of this Code and any subsequent amendment thereto, must acknowledge receipt in writing on the form supplied by the Chief Compliance Officer (or his or her delegate) attached as Appendix I and must promptly return the signed form to the Chief Compliance Officer.

     REPORTING. In order to provide the Trust with information to enable each of them to determine with reasonable assurance whether the provisions of the Rule, as applicable, are being observed by its access persons, each access person of the Trust, other than a Trustee of the Trust who is not an "interested person" (as defined in the Act) of the Trust, shall submit the following reports in the forms attached hereto as Exhibits A-D to the Chief Compliance Officer (or his or her delegate) showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

     INITIAL HOLDING REPORT. Exhibit A shall initially be filed no later than 10 days after that person becomes an Access Person and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person. Each holdings report must contain with respect to each Reportable Security, at a minimum: (i) the title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (iii) the date the Access Person submits the report.

     QUARTERLY TRANSACTION REPORTS. Exhibits B and C shall be filed no later than 30 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust no later than 30 days after the end of each calendar quarter and/or information contained in the Trust's records. In addition, transactions effected pursuant to automatic reinvestment plans need not be reported. Quarterly transaction reports must be dated and contain the following information with respect to each transaction in a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership and/or brokerage account established by the access person in which he or she held any securities during the quarter: (i) date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest date and maturity date, number of shares, and principal amount of each Reportable Security involved; (ii) nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) name of broker, dealer or bank with or through whom the transaction was effected; and (v) the date the Access Person submits the report.

     ANNUAL HOLDINGS REPORT. Exhibit D must be submitted by each Access Person within 45 days after the end of each calendar year with respect to each security held and the information must be current as of a date no more than 45 days prior to the date the report was submitted. The annual holdings report shall contain the same information as the initial holdings report.



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     INDEPENDENT TRUSTEES. A Trustee who is not an "interested person" of the
Trust shall not be required to submit the reports required under paragraph III.B, except that such a Trustee shall file a Securities Transaction Report in the form attached as Exhibit B with respect to a transaction in a Reportable Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15 day period immediately preceding or after the date of the transaction, such security is or was purchased or sold by the Trust, or was considered for purchase or sale by the Trust. No report is required if the Trustee had no direct or indirect influence or control over the transaction.

     NOTIFICATION. The Chief Compliance Officer (or his or her delegate) shall notify each Access Person of the Trust who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person.

REVIEW  AND  ENFORCEMENT

     REVIEW.

     The Chief Compliance Officer of the Trust (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code.

     If the Chief Compliance Officer of the Trust (or his or her delegate) determines that a violation of this Code may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief Compliance Officer of the Trust (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

     ENFORCEMENT.

     If the Chief Compliance Officer of the Trust (or his or her delegate) determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

     No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the Chief Compliance Officer of the Trust is under consideration, the President of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

     CERTIFICATE OF COMPLIANCE. Each Access Person must certify in writing within 30 days of each year in the form attached as Appendix II that he or she has: (a) read this Code, including any amendments thereto, and understood it;
(b) complied with this Code's requirement during the past year; (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code and (d) reported all violations of this Code and the federal securities laws to the Chief Compliance Officer.


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     REPORTING TO BOARD. No less frequently than annually, the Chief Compliance
Officer of the Trust shall furnish to the Trust's Board of Trustees, and the Board must consider, a written report that:

     Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

     Certifies that the Trust have adopted procedures reasonably necessary to prevent access persons from violating the Code.

Code Provisions Applicable Only to Service Providers.

     A. CODE OF ETHICS. The provisions of Foreside Financial Group, LLC (including, but not limited to, Foreside Fund Officer Services, LLC and Foreside Fund Services, LLC), and the Fund's Adviser and Sub-Adviser (collectively, the "Service Providers") Codes of Ethics are hereby adopted as the Codes of Ethics of the Fund applicable to the respective employees of that Service Provider that also serve as officers of the Trust (a "Service Provider Employee"). A violation of a Service Provider's Code of Ethics by such an employee of a Service Provider shall also constitute a violation of this Code of Ethics. Any amendment or revision of a Service Provider's Code of Ethics shall be deemed to be an amendment or revision of this Code of Ethics, and any such amendment or revision shall be promptly furnished to the Board of Trustees of the Trust.

     B. REPORTS. Service Provider Employees shall file the reports required by their respective employer's Code of Ethics. Such filings shall be deemed to be filings with the Trust under this Code of Ethics, and shall at all times be available to the Trust.

     C. ANNUAL ISSUES AND CERTIFICATION REPORT. At periodic intervals established by the Board of Trustees of the Trust, but no less frequently than annually, the Compliance Officer of each Service Provider shall provide a written report to the Board of Trustees of the Trust of all issues involving its Service Provider Employees under that Service Provider's Code of Ethics during such period including, but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, each Service Provider will provide the Board of Trustees of the Trust a written certification which certifies to the Board of Trustee of the Trust that the Service Provider has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.

RECORDS

The Trust shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.



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o    A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

o A copy of each report made pursuant to this Code by an access person, including any information provided in lieu of reports, shall be preserved by the Chief Compliance Officer of the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons, for at least five years after the end of the fiscal year in which the approval is granted;

o A copy of each report made pursuant to Section IV.D of this Code shall be preserved by the Chief Compliance Officer of the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

o The Chief Compliance Officer of the Trust shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section II.B of this Code for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

MISCELLANEOUS

     CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

     AMENDMENT; INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.




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

                              ANNUAL CERTIFICATION
--------------------------------------------------------------------------------

In accordance with Rule 17j-1(c)(2) of the Investment Company Act of 1940, as amended, the undersigned certifies that for the period ________ through __________:

     (i) The Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's Code of Ethics;
     (ii) There were no material violations of the Fund's Code of Ethics;
     (iii) There were no sanctions imposed on the Fund's Access Persons; and,
     (iv) No issues arose regarding the Fund's Code of Ethics.

     IN WITNESS WHEREOF, the undersigned Review Officer has executed this certificate as of ________________________.






                                       _________________________________________
                                                                      James Nash
                                                        Chief Compliance Officer
                                                  The Community Development Fund



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                                   APPENDIX I

                    WRITTEN ACKNOWLEDGMENT OF CODE OF ETHICS
--------------------------------------------------------------------------------

To the Chief Compliance Officer of The Community Development Fund:

The undersigned hereby acknowledges receipt of the Code of Ethics of The Community Development Fund and any current amendment thereto.

Date:_______________________


                                        By: ________________________
                                            Name:
                                            Title:


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                                  APPENDIX II

                        ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

To the Chief Compliance Officer of the Community Development Fund:

The undersigned hereby certifies that he or she has:

(a) read this Code of Ethics, including any amendments thereto, and understood it;
(b)  complied with this Code's requirements during the past year;
(c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code; and
(d) reported all violations of this Code and the federal securities laws to the Chief Compliance Officer.

Date: ___________________________

                                        By: _____________________________
                                            Name:
                                            Title:





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                                 EXHIBIT A

                            INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

To the Chief Compliance Officer:

As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of The Community Development Fund


                                                                  BROKER/DEALER
TITLE AND TYPE    SYMBOL OR                       PRINCIPAL       OR BANK WHERE
   SECURITY       CUSIP NO.     NO. OF SHARES      AMOUNT        ACCOUNT IS HELD
--------------------------------------------------------------------------------














This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: _____________________________            Signature: ______________________


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




                                   EXHIBIT B

                         SECURITIES TRANSACTION REPORT
--------------------------------------------------------------------------------

For the Calendar Quarter Ended ____________________
To the Chief Compliance Officer:

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of The Community Development Fund:

  SECURITY
 (INCLUDING        SYMBOL                                                 NATURE OF
INTEREST RATE       OR                                    PRINCIPAL      TRANSACTION                 BROKER/DEALER
AND MATURITY       CUSIP        DATE OF       NO. OF      AMOUNT OF       (PURCHASE,                OR BANK THROUGH
DATE, IF ANY)      NUMBER     TRANSACTION     SHARES     TRANSACTION     SALE, OTHER)     PRICE      WHOM EFFECTED
------------------------------------------------------------------------------------------------------------------------------------
















This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions effected pursuant to an automatic investment plan, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: _____________________________          Signature: _______________________



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


                                   EXHIBIT C

                          ACCOUNT ESTABLISHMENT REPORT
--------------------------------------------------------------------------------

For the Calendar Quarter Ended _________________
To the Chief Compliance Officer:

During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Code of Ethics of The Community Development Fund:

       BROKER/DEALER OR BANK WHERE
        ACCOUNT WAS ESTABLISHED                DATE ACCOUNT WAS ESTABLISHED
--------------------------------------------------------------------------------











Date: _________________________________    Signature: __________________________


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


                                   EXHIBIT D

                             ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

To the Chief Compliance Officer:

As of December 31, ____, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of The Community Development Fund:

                                                                  BROKER/DEALER
TITLE AND TYPE    SYMBOL OR                        PRINCIPAL      OR BANK WHERE
 OF SECURITY      CUSIP NO.      NO. OF SHARES      AMOUNT       ACCOUNT IS HELD
--------------------------------------------------------------------------------
















     This report excludes holdings with respect to which I had no direct or indirect influence or control and is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date: ___________________________________    Signature: ________________________



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